Exhibit 10.2

TERMINATION OF AMENDED AND RESTATED

EMPLOYMENT AGREEMENT AND RELEASE

THIS TERMINATION OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT AND RELEASE (this “Agreement”) is entered into as of this          day of                   , 2011 by and among First Federal Bancshares of Arkansas, Inc., a Texas corporation (the “Company”), First Federal Bank, a federally chartered savings bank (the “Bank”) and                                                (the “Executive”).  Capitalized terms used in this Agreement without definition will have the meaning assigned to such terms in that certain Investment Agreement dated as of January 27, 2011 by and among the Company, the Bank and Bear State Financial Holdings, LLC, an Arkansas limited liability company (the “Investment Agreement”).

WHEREAS, the Company, the Bank and the Executive entered into that certain Amended and Restated Employment Agreement dated December 14, 2007 (as amended from time to time, the “Employment Agreement”).

WHEREAS, Section Eleven of the Employment Agreement permits the parties to modify, waive or discharge the Employment Agreement by written agreement; and

WHEREAS, as required pursuant to the terms of the Investment Agreement and for consideration therein stated, which the parties hereto acknowledge as sufficient, the parties wish to modify, waive and discharge the Employment Agreement in its entirety with all rights and obligations stated therein to terminate with no resulting rights or obligations surviving effective immediately prior to the First Closing, and the Executive wishes to release the Company and the Bank from any and all issues and claims in connection with the Executive’s employment with the Company and the Bank prior to the First Closing Date.

NOW, THEREFORE, the parties hereby agree as follows:

1.             The Employment Agreement is hereby discharged, terminated, revoked and rescinded effective immediately prior to the First Closing, and no party thereto shall have any rights or obligations under the terms of the Employment Agreement following such effectiveness and any accrued rights or duties shall be deemed to be modified, waived and discharged with no further action required by the parties thereto.

2.             The Executive hereby releases the Company and the Bank from any and all claims and issues under the Employment Agreement and the Executive’s employment with the Company and the Bank arising, or due to an event occurring, prior to the First Closing Date.

3.             The Executive shall have twenty-one (21) days from the date of receipt of this Agreement to consider and accept its terms.  During this twenty-one (21) day period and before signing below, the Executive is encouraged to consult with an attorney regarding the terms of this Agreement at his own expense.  The terms of this Agreement will expire at the conclusion of the twenty-one (21) day period, if not accepted during that period of time.  The Executive may sign the Agreement prior to the conclusion of the twenty-one (21) day period.  If the Executive elects to do so, the Executive acknowledges that he has done so voluntarily.  By executing this

Agreement below, the Executive indicates that he is entering into this Agreement freely, knowingly and voluntarily, with a full understanding of its terms.  The Executive is advised, pursuant to the Older Workers Benefit Protection Act (“OWBPA”), that by signing this Agreement he is specifically waiving any claims he might have which have accrued prior to the Effective Date (as defined below) of the Agreement under the Age Discrimination in Employment Act (“ADEA”).  The Executive acknowledges and agrees that this Agreement shall result in a waiver and release of any rights the Executive may have under the ADEA, and acknowledges and agrees that the Executive understands his rights under the OWBPA, including but not limited to the Executive’s right to consider this Agreement for a period of twenty-one (21) days after receipt of the Agreement.  By releasing any such claims under the ADEA, in addition to all the other claims released in this Agreement, the Executive acknowledges and agrees that he so releases and waives these claims in exchange for the valuable consideration referred to above. The Executive also acknowledges that he will have seven (7) days from the date he signs this Agreement to revoke the Agreement by notifying the Company and the Bank in writing prior to the expiration of the seven (7) day period as prescribed above.  This Agreement shall not become effective, therefore, and none of the benefits set forth in this Agreement will become due or payable, until after the Effective Date of this Agreement (the “Effective Date” is defined as the first day after the Executive has executed the Agreement within the allotted 21-day period and the 7-day revocation period has expired without revocation being exercised).

The Executive is hereby advised that he has twenty-one (21) calendar days to review this Agreement and is hereby advised that he should consult with an attorney prior to the execution of this Agreement.  The Executive agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original twenty one (21) calendar day consideration period.  Having elected to execute this Agreement, to fulfill the promises and to receive the benefits hereunder, the Executive freely and knowingly, and after due consideration, enters into this Agreement intending to waive, settle and release all claims he has or might have against the Company and the Bank.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been entered into on the date indicated above.

Attest:	FIRST FEDERAL BANCSHARES
OF ARKANSAS, INC.

By:
Its:

Attest:	FIRST FEDERAL BANK

By:
Its:

EXECUTIVE

Printed Name:

SIGNATURE PAGE

TO

TERMINATION OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT AND RELEASE